UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): October 11, 2004

Back Yard Burgers, Inc.

(Exact name of Registrant as specified in its charter)

Delaware
(State of incorporation or organization)

1-12104
(Commission File Number)

64-0737163
(IRS Employer Identification No.)

1657 N. Shelby Oaks Drive, Suite 105
Memphis, Tennessee 38134-7401
(901) 367-0888
(Address, including zip code, and telephone number, including area code, of
Registrant’s principal executive offices)

Not applicable
(Former name, former address and former fiscal year, if applicable)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
SIGNATURE

Item 1.01 Entry into a Material Definitive Agreement.

     Effective October 11, 2004, the Company entered into Severance Agreements with each of Lattimore M. Michael, Chairman and Chief Executive Officer, and William N. Griffith, Executive Vice President. Also effective October 11, 2004, the Company entered into Amended and Restated Severance Agreements with each of Michael W. Myers, President and Chief Operating Officer, and Michael G. Webb, Chief Financial Officer. Each agreement provides that if, following a “change in control,” the executive’s employment terminates within twenty-four months (unless the termination is as a result of death, by the Company as a result of the executive’s disability or for “cause”, or by the executive without “good reason”) (the foregoing event being referred to as a “Payment Trigger”), the Company is required to pay the executive an amount equal the sum of 100% of his base salary as in effect immediately prior to the change in control or Payment Trigger plus the executive’s bonus for the fiscal year immediately preceding the year in which such termination occurs and the maximum amounts he could have received under the Company’s incentive plans for the period commencing coincident with or most recently prior to the period in which the change in control or Payment Trigger occurs.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Back Yard Burgers, Inc.
Date: October 11, 2004	By:	/s/ Lattimore M. Michael
		Name:	Lattimore M. Michael
		Title:	Chairman and Chief Executive Officer